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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 15 to the Registration Statement of The Diversified Investors Funds Group II on Form N-1A (File Nos. 333-00295 and 811-07495) of our reports dated February 21, 2002 relating the financial statements and financial highlights of The Diversified Institutional Funds Group and The Diversified Institutional Strategic Allocation Funds, our report dated February 15, 2002 relating to the financial statements and financial highlights of Diversified Investors Portfolios and our report dated February 8, 2002 relating to the financial statements and financial highlights of S&P 500 Index Master Portfolio, which appear in the 2001 Annual Report of The Diversified Institutional Funds Group and The Diversified Institutional Strategic Allocation Funds. We also consent to the incorporation by reference of our reports dated February 19, 2002 relating to the financial statements and financial highlights of The Diversified Investors Funds Group and The Diversified Investors Strategic Allocation Funds, which appear in the 2001 Annual Report of The Diversified Investors Funds Group and The Diversified Investors Strategic Allocation Funds. We also consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus and under the caption "Independent Accountants" in the Statement of Additional Information.

[PricewaterhouseCoopers LLP Signature Logo]
PricewaterhouseCoopers LLP


New York, New York
April 24, 2002
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                        CONSENT OF INDEPENDENT AUDITORS


To the Interestholders and Board of Trustees of Master Investment Portfolio:

We consent to the use of our report dated February 9, 2001 on the statement of assets and liabilities, including the portfolio of investments, of S&P 500 Index Master Portfolio, a series of Master Investment Portfolio, as of December 31, 2000, and the related statement of operations, statements of changes in net assets and financial highlights for each of the years or periods presented in the annual report, incorporated by reference herein.


                                             /s/ KPMG LLP


Boston, Massachusetts
April 30, 2002